Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Nile Therapeutics, Inc. on Form S-1 of our report dated April 2, 2012, on the financial statements of Nile Therapeutics, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York

April 25, 2012